November 3, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Ladies and Gentlemen:

         I am Vice President and Counsel of Phoenix Duff & Phelps Corporation, parent company to the adviser and to the distributor of Phoenix Investment Trust 97 (the "Phoenix Fund"), a Massachusetts business trust, and have represented these entities in connection with the formation of the Phoenix Fund, and the preparation and filing of the Phoenix Fund's Registration Statement on Form N-1A under which shares of the Phoenix Fund have been registered (the "Registration Statement"). I am admitted to practice law in the State of Connecticut and am familiar with Massachusetts law applicable to this entity.

         This opinion is furnished in connection with the registration under the Securities Act of 1933, as amended, of Class A, Class B, Class C and Class M shares ("Shares") of the Phoenix Fund, four classes that will be offered and sold by the Phoenix Fund.

         In rendering my opinion, I have examined such documents, records, and matters of law as I deemed necessary for purposes of this opinion. I have assumed the genuineness of all signatures of all parties, the authenticity of all documents submitted as originals, the correctness of all copies, the correctness of all facts set forth in the certificates delivered to me and the correctness of all written or oral statements made to me.

         Based upon and subject to the foregoing, it is my opinion that the Shares that will be issued by the Phoenix Fund, when sold consistent with the terms of purchase set forth in the Registration Statement, will be legally issued, fully paid, and nonassessable.


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         My opinion is rendered solely in connection with the Registration
Statement and may not be relied upon for any other purposes without my written consent. I hereby consent to the use of this opinion as an exhibit to such Registration Statement.

                                            Yours truly,


                                            /s/ Thomas N. Steenburg
                                            -----------------------
                                            Thomas N. Steenburg